UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 18, 2007 (January 18, 2007)
Double Eagle Petroleum Co.

(Exact name of registrant as specified in its charter)

Maryland	000-06529	83-0214692

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
777 Overland Trail (P. O. Box 766), Casper, Wyoming 82601

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (307) 237-9330
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
On January 18, 2007, Double Eagle Petroleum Co. (the “Company”) announced, in the press release furnished with this Current Report on Form 8-K as Exhibit 99.1, that it has priced its offer and sale of 500,000 shares of the Company’s common stock. The public offering price for the common stock will be $21.55 per share.
In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.
Item 8.01. Other Events.
On January 18, 2007, the Company entered into an Underwriting Agreement with Ferris, Baker Watts, Incorporated in connection with the offer and sale of 450,000 shares of the Company’s common stock at a public offering price of $21.55 per share. Pursuant to the Underwriting Agreement, the Company has granted the underwriter an option to purchase up to an additional 50,000 shares of common stock solely to cover over-allotments. The underwriter has exercised this option, and as a result, the Company will offer and sell a total of 500,000 shares of its common stock.
In connection with the offering of the Company’s common stock, the Company is filing Exhibits 1.1, 5.1 and 23.1 as part of this Current Report on Form 8-K that are to be incorporated by reference in their entirety into the Company’s Registration Statement (File No. 333-139012).
Item 9.01. Financial Statements and Exhibits.

1.1	Underwriting Agreement, dated January 18, 2007, between the Company and Ferris, Baker Watts, Incorporated.

5.1	Opinion of Patton Boggs, LLP regarding the legality of the Company’s common stock.

23.1	Consent of Patton Boggs, LLP (included in Exhibit 5.1).

99.1	Press Release dated January 18, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2007	DOUBLE EAGLE PETROLEUM CO.
	By:	/s/ Stephen Hollis
Stephen Hollis, Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 18, 2007, between the Company and Ferris, Baker Watts, Incorporated.

5.1	Opinion of Patton Boggs, LLP regarding the legality of the Company’s common stock.

23.1	Consent of Patton Boggs, LLP (included in Exhibit 5.1).

99.1	Press Release dated January 18, 2007.

4